Exhibit 99.1

OPTICAL CABLE CORPORATION 5290 Concourse Drive Roanoke, VA 24019 (Nasdaq GM: OCCF) www.occfiber.com

AT THE COMPANY:

Neil Wilkin	Tracy Smith
Chairman, President & CEO	Senior Vice President & CFO
(540) 265-0690	(540) 265-0690
investorrelations@occfiber.com	investorrelations@occfiber.com

AT JOELE FRANK, WILKINSON BRIMMER KATCHER:

Andrew Siegel	Aaron Palash
(212) 355-4449 ext. 127	(212) 355-4449 ext. 103
occf-jfwbk@joelefrank.com	occf-jfwbk@joelefrank.com

FOR IMMEDIATE RELEASE

OPTICAL CABLE CORPORATION REPORTS

FISCAL THIRD QUARTER 2010 FINANCIAL RESULTS

OCC Returns to Profitability in Third Quarter

on Highest Quarterly Net Sales in Company’s History

ROANOKE, VA, September 13, 2010 — Optical Cable Corporation (Nasdaq GM: OCCF) (“OCC” or the “Company”) today announced financial results for its fiscal third quarter ended July 31, 2010. The Company achieved significant increases in net sales and gross profit for both the quarter and year-to-date periods compared to the same periods in fiscal 2009, and returned to profitability in the third quarter of fiscal 2010.

Third Quarter 2010 Financial Results

Net sales during the third quarter of fiscal year 2010 were the highest in OCC’s history—exceeding the quarterly net sales that OCC achieved in the fourth quarter of fiscal year 2008.

Consolidated net sales for the third quarter of fiscal year 2010 increased 32.2% to $18.8 million compared to consolidated net sales of $14.2 million for the comparable period last year. Net sales growth during the third quarter was achieved over a broad customer base and product mix, with notable increases in both commercial and specialty markets, despite the difficult economic environment. The acquisition of Applied Optical Systems, Inc. (“AOS”) by OCC on October 31, 2009 also contributed to the net sales growth achieved by the Company for the third quarter of fiscal year 2010.

Optical Cable Corp. – Third Quarter 2010 Earnings Release

Net sales of OCC’s fiber optic cable and enterprise connectivity products increased 14.9% and 28.7%, respectively, during the third quarter of fiscal 2010, compared to the same period last year. Net sales of OCC’s applied interconnect system products (added to OCC’s product offering following the Company’s acquisition of AOS) improved during the third quarter of fiscal 2010 compared to the first and second quarters of fiscal 2010.

Geographically, OCC achieved consolidated net sales growth both in international markets and within the United States during the third quarter of fiscal year 2010. Net sales to customers located outside of the United States increased 83.6% in the third quarter of fiscal 2010 compared to the same period last year, and net sales to customers located in the United States increased 17.3% as compared to the same period last year.

Gross profit increased 51.8% to $6.8 million in the third quarter of fiscal 2010, compared to $4.5 million in the third quarter of fiscal 2009. Gross profit margin, or gross profit as a percentage of net sales, increased to 36.2% in the third quarter of fiscal 2010 from 31.6% in the third quarter of fiscal year 2009.

OCC recorded net income attributable to the Company of $575,000, or $0.09 per basic and diluted share, for the third quarter of fiscal year 2010, compared to a net loss of $1.1 million, or $0.19 per basic and diluted share, for the same period last year.

Fiscal Year-to-Date 2010 Financial Results

Consolidated net sales for the first nine months of fiscal 2010 increased 10.2% to $49.0 million compared to net sales of $44.5 million for the same period in fiscal 2009. Net sales in both the Company’s commercial markets and its specialty markets increased during the first nine months of fiscal year 2010 compared to the same period last year. The acquisition of AOS by OCC on October 31, 2009 also contributed to the net sales growth achieved by the Company for the first nine months of fiscal year 2010.

Based on year-to-date results, OCC expects that net sales for the fiscal year ending October 31, 2010 will be the highest in the Company’s 27 year history.

Gross profit increased 10.7% to $16.6 million in the first nine months of fiscal 2010, compared to $15.0 million for the same period last year. Gross profit margin, or gross profit as a percentage of net sales, increased slightly to 33.8% in the first nine months of fiscal 2010 compared to 33.7% for the first nine months of fiscal 2009.

For the first nine months of fiscal 2010, OCC recorded a net loss attributable to the Company of $7.2 million, or $1.21 per basic and diluted share, compared to a net loss of $1.8 million, or $0.33 per basic and diluted share, for the first nine months of fiscal 2009. Significantly contributing to the net loss for the first nine months of fiscal 2010 was a non-recurring, non-cash impairment charge of $6.2 million recorded in the second fiscal quarter to write-off the carrying value of the goodwill associated with the acquisition of AOS.

Excluding the non-recurring, non-cash goodwill impairment charge, the Company would have reported a net loss attributable to OCC of $960,000, or $0.16 per share, for the first nine months of fiscal 20101.

[1]

This proforma net loss and net loss per share attributable to OCC are calculated by adding the impairment charge of $6.2 million to the Company’s net loss attributable to OCC as reported for the nine months ended July 31, 2010. There is no tax benefit associated with the impairment charge, as it is considered a non-deductible permanent item for tax purposes, so there is no change to the tax benefit as reported for the period in determining the proforma net loss and net loss per share attributable to OCC.

Optical Cable Corp. – Third Quarter 2010 Earnings Release

Management’s Comments

Neil Wilkin, President and Chief Executive Officer of OCC, said “Over the past year, OCC has taken steps to grow both organically and through strategic acquisitions in order to offer a comprehensive suite of products to meet the full range of our customers’ needs. We are pleased to report that these strategic investments are already bearing fruit, as evidenced by the fact that OCC returned to profitability in our third quarter and generated the highest quarterly net sales in the Company’s history. At the same time, and while maintaining our customer focus, we have significantly improved our cost structure and enhanced our financial flexibility.”

Mr. Wilkin added, “Importantly, we believe our results in the third quarter underscore the strong operating leverage OCC has in its business model—providing OCC with the ability to substantially increase earnings as net sales grow. Further, we believe we are now beginning to realize product line synergies from our strategic acquisitions. As a result of our strategic initiatives, we believe OCC is exceptionally well-positioned in our target markets with a full suite of high quality products that provide our customers with unrivaled integrated solutions. We look forward to continuing to build on OCC’s strong momentum by meeting and exceeding the needs of customers with the goal of creating long-term value for the Company’s shareholders.”

Company Information

Optical Cable Corporation is a leading manufacturer of a broad range of fiber optic and copper data communications cabling and connectivity solutions primarily for the enterprise market, offering an integrated suite of high quality, warranted products which operate as a system solution or seamlessly integrate with other providers’ offerings. OCC’s product offerings include designs for uses ranging from commercial, enterprise network, datacenter, residential and campus installations to customized products for specialty applications and harsh environments, including military, industrial, mining and broadcast applications. OCC products include fiber optic and copper cabling, fiber optic and copper connectors, specialty fiber optic and copper connectors, fiber optic and copper patch cords, pre-terminated fiber optic and copper cable assemblies, racks, cabinets, datacom enclosures, patch panels, face plates, multi-media boxes and other cable and connectivity management accessories, and are designed to meet the most demanding needs of end-users, delivering a high degree of reliability and outstanding performance characteristics.

OCC is internationally recognized for pioneering the design and production of fiber optic cables for the most demanding military field applications, as well as of fiber optic cables suitable for both indoor and outdoor use, and creating a broad product offering built on the evolution of these fundamental technologies. OCC also is internationally recognized for its role in establishing copper connectivity data communications standards, through its innovative and patented technologies.

Founded in 1983, OCC is headquartered in Roanoke, Virginia with offices, manufacturing and warehouse facilities located in each of Roanoke, Virginia, near Asheville, North Carolina and near Dallas, Texas. OCC primarily manufactures its fiber optic cables at its Roanoke facility which is ISO 9001:2008 registered and MIL-STD-790F certified, its enterprise connectivity products at its Asheville facility which is ISO 9001:2008 registered, and its military and harsh environment connectivity products and systems at its Dallas facility which is MIL-STD-790F certified.

Optical Cable Corp. – Third Quarter 2010 Earnings Release

Optical Cable Corporation, OCC, Superior Modular Products, SMP Data Communications, Applied Optical Systems, and associated logos are trademarks of Optical Cable Corporation.

Further information about OCC is available on the Internet at www.occfiber.com.

FORWARD-LOOKING INFORMATION

This news release by Optical Cable Corporation and its subsidiaries (collectively, the “Company” or “OCC”) may contain certain forward-looking information within the meaning of the federal securities laws. The forward-looking information may include, among other information, (i) statements concerning the Company’s outlook for the future, (ii) statements of belief, anticipation or expectation, (iii) future plans, strategies or anticipated events, and (iv) similar information and statements concerning matters that are not historical facts. Such forward-looking information is subject to variables, uncertainties, contingencies and risks that may cause actual events to differ materially from the Company’s expectations. Additionally, such variables, uncertainties, contingencies and risks may adversely affect the Company and the Company’s future results of operations and future financial condition. Factors that could cause or contribute to such differences from the Company’s expectations or could adversely affect the Company, include, but are not limited to: the level of sales to key customers, including distributors; timing of certain projects and purchases by key customers; the economic conditions affecting network service providers; corporate and/or government spending on information technology; actions by competitors; fluctuations in the price of raw materials (including optical fiber, copper, gold and other precious metals, and plastics and other materials affected by petroleum product pricing); fluctuations in transportation costs; the Company’s dependence on customized equipment for the manufacture of its products and a limited number of production facilities; the Company’s ability to protect its proprietary manufacturing technology; the Company’s ability to replace royalty income as existing patented and licensed products expire by developing and licensing new products; market conditions influencing prices or pricing; the Company’s dependence on a limited number of suppliers; the loss of or conflict with one or more key suppliers or customers; an adverse outcome in litigation, claims and other actions, and potential litigation, claims and other actions against the Company; an adverse outcome in regulatory reviews and audits and potential regulatory reviews and audits; adverse changes in state tax laws and/or positions taken by state taxing authorities affecting the Company; technological changes and introductions of new competing products; changes in end-user preferences for competing technologies, relative to the Company’s product offering; economic conditions that affect the telecommunications sector, certain technology sectors or the economy as a whole; changes in demand of our products from certain competitors for which we provide private label connectivity products; terrorist attacks or acts of war, and any current or potential future military conflicts; changes in the level of military spending by the United States government; ability to retain key personnel; inability to recruit needed personnel; poor labor relations; the inability to successfully integrate the operations of the Company’s new subsidiaries; the impact of changes in accounting policies, including those by the Securities and Exchange Commission and the Public Company Accounting Oversight Board; the Company’s ability to continue to successfully comply with, and the cost of compliance with, the provisions of Section 404 of the Sarbanes-Oxley Act of 2002 or any revisions to that act which apply to the Company; the impact of changes and potential changes in federal laws and regulations adversely affecting our business and/or which result in increases in our direct and indirect costs as we comply with such laws and regulations; impact of future consolidation among competitors and/or among customers adversely affecting the Company’s position with its customers and/or its market position; actions by customers adversely affecting the Company in reaction to the expansion of its product offering in any manner, including, but not limited to, by offering products that compete with its customers, and/or by entering into alliances with, making investments in or with, and/or acquiring parties that compete with and/or have conflicts with customers of the Company;

Optical Cable Corp. – Third Quarter 2010 Earnings Release

adverse reactions by customers, vendors or other service providers to unsolicited proposals regarding the management of the Company, and the additional costs of considering and possibly defending the Company’s position on such unsolicited proposals; impact of weather or natural disasters in the areas of the world in which the Company operates and markets its products; economic downturns and/or changes in market demand, exchange rates, productivity, or market and economic conditions in the areas of the world in which the Company operates and markets its products, and the Company’s success in managing the risks involved in the foregoing. The Company cautions readers that the foregoing list of important factors is not exclusive. Furthermore, the Company incorporates by reference those factors included in current reports on Form 8-K, in the annual report on Form 10-K for the fiscal year ended October 31, 2009, and/or in the Company’s other filings.

(Financial Tables Follow)

Optical Cable Corp. – Third Quarter 2010 Earnings Release

OPTICAL CABLE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(thousands, except per share data)

(unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2010	2009	2010	2009

Net sales	$18,779	$14,207	$49,042	$44,509
Cost of goods sold	11,972	9,725	32,449	29,515

Gross profit	6,807	4,482	16,593	14,994

SG&A expenses	5,999	5,387	18,240	17,009
Royalty income, net	(315)	(297)	(925)	(679)
Amortization of intangible assets	147	208	440	626
Impairment of goodwill	—	—	6,246	—
Impairment of intangible assets (other than goodwill)	—	190	—	190

Income (loss) from operations	976	(1,006)	(7,408)	(2,152)

Interest income (expense), net	(159)	(170)	(384)	(504)
Other, net	(1)	—	67	25

Other expense, net	(160)	(170)	(317)	(479)

Income (loss) before income taxes	816	(1,176)	(7,725)	(2,631)

Income tax expense (benefit)	282	(68)	(363)	(797)

Net income (loss)	$534	$(1,108)	$(7,362)	$(1,834)

Net loss attributable to noncontrolling Interest	(41)	—	(155)	—

Net income (loss) attributable to OCC	$575	$(1,108)	$(7,207)	$(1,834)

Net income (loss) per share attributable to OCC: Basic and diluted	$0.09	$(0.19)	$(1.21)	$(0.33)

PROFORMA net income (loss) attributable to OCC, EXCLUDING impairment of goodwill (1)	$575	$(1,108)	$(960)	$(1,834)

PROFORMA net income (loss) per share attributable to OCC, EXCLUDING impairment of goodwill: Basic and diluted (1)	$0.09	$(0.19)	$(0.16)	$(0.33)

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Optical Cable Corp. – Third Quarter 2010 Earnings Release

OPTICAL CABLE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CON’T)

(thousands, except per share data)

(unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2010	2009	2010	2009

Weighted average shares outstanding:
Basic and diluted	6,495	5,832	5,933	5,549

(1)	Proforma net income (loss) attributable to OCC and proforma net income (loss) per share attributable to OCC are calculated by excluding the non-cash, non-recurring impairment of goodwill charge of $6.2 million recorded during the second quarter of fiscal year 2010 from the Company’s net loss attributable to OCC as reported for the nine months ended July 31, 2010. There is no tax benefit associated with the goodwill impairment charge, as it is considered a non-deductible permanent item for tax purposes. Accordingly, there is no change to the tax benefit as reported for the period in determining the proforma net loss and net loss per share.

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Optical Cable Corp. – Third Quarter 2010 Earnings Release

OPTICAL CABLE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(thousands)

(unaudited)

	July 31, 2010	October 31, 2009

Cash and cash equivalents	$2,058	$1,948

Trade accounts receivable, net	10,494	9,533

Inventories	13,404	12,306

Other current assets	2,857	3,915

Total current assets	$28,813	$27,702

Non-current assets	15,467	22,625

Total assets	$44,280	$50,327

Current liabilities	$7,656	$7,632

Non-current liabilities	10,321	9,438

Total liabilities	$17,977	$17,070

Total shareholders’ equity attributable to OCC	26,458	33,257

Noncontrolling interest	(155)	—

Total shareholders’ equity	26,303	33,257

Total liabilities and shareholders’ equity	$44,280	$50,327

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